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[MKS LOGO]
                                                           FOR IMMEDIATE RELEASE


                                                            Contact: Ron Weigner
                                      Vice President and Chief Financial Officer
                                                                    978.975.2350


               MKS INSTRUMENTS REPORTS FIRST QUARTER 2004 RESULTS

    31% SEQUENTIAL QUARTERLY REVENUE GROWTH AND CONTINUED MARGIN IMPROVEMENT

     Wilmington, Mass. -- April 20, 2004 -- MKS Instruments, Inc. (NASDAQ:
MKSI), a leading worldwide provider of process control technologies for improving productivity in semiconductor and other advanced manufacturing processes, today reported first quarter 2004 financial results. Net sales were $133.0 million, up 31 percent from $101.8 million in the fourth quarter of 2003 and up 83 percent from $72.8 million in the first quarter of 2003.

     On a GAAP basis, net earnings were $12.7 million, or $0.23 per diluted share compared to net earnings of $2.1 million, or $0.04 per diluted share, in the fourth quarter of 2003 and up from a net loss of $7.4 million, or $0.14 per basic share, in the first quarter of 2003. On a non-GAAP basis, which excludes amortization of acquired intangible assets and other special items, net earnings were $16.8 million or $0.31 per diluted share compared to net earnings of $5.9 million, or $0.11 per diluted share, in the fourth quarter of 2003 and up from a net loss of $3.7 million, or $0.07 per basic share, in the first quarter of 2003.

     "I am pleased to report another strong quarter, with 31 percent sequential quarterly revenue growth on top of 25 percent sequential growth in the fourth quarter, driven mainly by the semiconductor capital equipment ramp. Gross margin increased to 41 percent in the first quarter of 2004 from 37 percent in the fourth quarter of 2003. We gained share in key markets and posted strong results across all product areas. Our operations and supply chain management organization and our suppliers continued to execute, with on-time deliveries of advanced, reliable products that improve customers' productivity," said John R. Bertucci, Chairman, Chief Executive Officer and President.


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     "We see a lot of opportunity ahead, and MKS is in an excellent position to participate fully in this semiconductor capital equipment spending growth cycle. We expect our sequential quarterly growth to continue at a rate consistent with or higher than the growth of the semiconductor capital equipment industry. Based on current order patterns, we anticipate that second quarter revenues could increase sequentially by 10 to 15 percent and range from $146 to $153 million. GAAP net earnings could range from $0.29 to $0.36 per share. On a non-GAAP basis, excluding amortization of acquired intangible assets and special items, second quarter earnings could range from $0.35 to $0.43 per share."

     The financial results that exclude certain charges and special items are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS' management uses these non-GAAP measures internally to evaluate the Company's performance and manage its operations, and believes that these measures provide useful information for understanding operating results and comparing prior periods.

     Management will discuss the first quarter financial results on a conference call today at 5:00 p.m. (Eastern Time). A webcast of the conference call will be available at www.mksinstruments.com in the "Investors" section. To hear a replay through April 27, 2004, dial 303-590-3000, passcode 574745#.

     MKS Instruments, Inc. is a leading worldwide provider of process control solutions for advanced manufacturing processes such as semiconductor device manufacturing; thin-film manufacturing for flat panel displays, data storage media, architectural glass and electro-optical products; and technology for medical imaging equipment. Our instruments, components and subsystems incorporate sophisticated technologies to power, measure, control, and monitor increasingly complex gas-related semiconductor manufacturing processes, thereby enhancing our customers' uptime, yield and throughput, and improving their productivity and return on invested capital.

     This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding MKS' future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the


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projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, fluctuations in net sales to MKS' major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS' filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.



                                       ###

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                              MKS INSTRUMENTS, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   Three Months Ended
                                                                        March 31,
                                                                  ---------------------
                                                                    2004         2003
                                                                  --------     --------

Net sales                                                         $132,985     $72,777
Cost of sales                                                       78,756      47,371
                                                                  --------     -------
Gross profit                                                        54,229      25,406

Research and development                                            14,336      11,232
Selling, general and administrative                                 20,152      17,819
Amortization of acquired intangible assets                           3,693       3,778
Restructuring charges                                                  437          --
                                                                  --------     -------
Income (loss) from operations                                       15,611      (7,423)

Interest income, net                                                   272         280
                                                                  --------     -------
Income (loss) before income taxes                                   15,883      (7,143)
Provision for income taxes                                           3,177         287
                                                                  --------     -------
Net income (loss)                                                 $ 12,706     $(7,430)
                                                                  ========     =======

Net income (loss) per share:
  Basic                                                           $   0.24     $ (0.14)
  Diluted                                                         $   0.23     $ (0.14)

Weighted average shares outstanding:
  Basic                                                             53,255      51,380
  Diluted                                                           55,085      51,380



THE FOLLOWING SUPPLEMENTAL NON-GAAP EARNINGS INFORMATION IS
PRESENTED TO AID IN UNDERSTANDING MKS'S OPERATING RESULTS:

GAAP net income (loss)                                            $ 12,706     $(7,430)

Adjustments:
   Amortization of acquired intangible assets                        3,693       3,778
   Restructuring charges                                               437          --
                                                                  --------     -------
Non-GAAP net income (loss) (NOTE 1)                               $ 16,836     $(3,652)
                                                                  ========     =======

Non-GAAP net income (loss) per share (NOTE 1)                     $   0.31     $ (0.07)
Weighted average shares outstanding (NOTE 2)                        55,085      51,380



NOTE 1: The Non-GAAP net income (loss) and non-GAAP net income (loss) per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

NOTE 2: Due to the net loss for the quarter ended March 31, 2003, non-GAAP net loss per share is based on the basic number of weighted average shares outstanding. For the quarter ended March 31, 2004, the Company reported non-GAAP net income and therefore, used the diluted weighted average shares outstanding.


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                              MKS INSTRUMENTS, INC.
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)


                                                        March 31,   December 31,
                                                          2004         2003
                                                        --------    -----------

ASSETS

Cash and short-term investments                         $168,068     $129,178
Trade accounts receivable                                 87,991       65,454
Inventories                                               94,878       82,013
Other current assets                                       8,151        5,631
                                                        --------     --------
              Total current assets                       359,088      282,276

Property, plant and equipment, net                        77,280       76,121
Long-term investments                                     13,313       13,625
Goodwill                                                 260,041      259,924
Other acquired intangible assets                          52,445       56,192
Other assets                                               4,083        4,724
                                                        --------     --------
Total assets                                            $766,250     $692,862
                                                        ========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term debt                                         $ 22,649     $ 20,196
Accounts payable                                          34,341       25,302
Other accrued expenses                                    40,643       26,310
                                                        --------     --------
              Total current liabilities                   97,633       71,808

Long-term debt                                             8,460        8,924
Other long-term liabilities                                4,127        3,820

Stockholders' equity:
Common stock                                                 113          113
Additional paid-in capital                               622,334      587,910
Retained earnings                                         24,944       12,238
Other stockholders' equity                                 8,639        8,049
                                                        --------     --------
              Total stockholders' equity                 656,030      608,310
                                                        --------     --------
Total liabilities and stockholders' equity              $766,250     $692,862
                                                        ========     ========